                               TST/IMPRESO, INC.
                           652 SOUTHWESTERN BOULEVARD
                               COPPELL, TX  75019

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 28, 1997


TO THE HOLDERS OF COMMON STOCK OF TST/IMPRESO, INC.


Notice is hereby given that the Annual Meeting of Stockholders of TST/Impreso, Inc. (the" Company") will be held at 652 Southwestern Boulevard, Coppell, Texas 75019, on Tuesday, January 28, 1997, at 4:00 p.m. local time for the following purposes, as more fully described in the accompanying Proxy Statement:

         1. To elect six directors of the Company to serve for the ensuing year (Page 1).

         2. To consider and take action upon a proposal to ratify the Board of Directors' selection of Arthur Anderson, LLP to serve as the Company's independent auditors for the fiscal year ending August 31, 1997 (Page 10).

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The close of business on November 29, 1996, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. A list of stockholders entitled to vote at the meeting may be examined at the Company's executive office located in Coppell, Texas, during the ten-day period preceding the meeting.

You are cordially invited to attend the meeting in person. A majority of the outstanding shares must be represented at the Annual Meeting in order to transact business. If you do not expect to be present, please sign and date the enclosed form of Proxy and return it by mail in the envelope provided. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies. No postage is required if mailed in the United States.




December 13, 1996                           By Order of the Board of Directors,


                                            Donald E. Jett
                                            Secretary






PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY.

                               TST/IMPRESO, INC.
                           652 SOUTHWESTERN BOULEVARD
                               COPPELL, TX  75019

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 28, 1997

This Proxy Statement is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of TST/Impreso, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on January 28, 1997, and at the any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). It will be mailed commencing on or about December 13, 1996, to the persons entitled to receive the Notice.

Any Proxy may be revoked at any time before it is exercised by personally appearing at the Meeting and casting a contrary vote or by giving a later dated Proxy.

At the close of business on November 29, 1996, the record date for holders entitled to notice and to vote at the Meeting, the Company had outstanding 5,247,730 shares of Common Stock, $.01 par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than Common Stock.

At November 29, 1996, The Sorokwasz Irrevocable Trust, whose Trustee is Marshall D. Sorokwasz, Chairman of the Board, President, Chief Executive Officer, and Treasurer of the Company; Donald E. Jett, Secretary and a Director; and Richard D. Bloom, Vice President and a Director, together owned approximately 76% of the outstanding Common Stock of the Company. To the Company's knowledge, Marshall D. Sorokwasz, as Trustee for the Sorokwasz Irrevocable Trust, Richard D. Bloom, and Donald E. Jett will vote their shares of Common Stock in favor of each of the proposals to be presented at the Meeting.

The Company's executive office is located at 652 Southwestern Boulevard, Coppell, Texas 75019.

ITEM NO. 1

                             ELECTION OF DIRECTORS

Six directors are to be elected at this Annual Meeting of Stockholders. The terms of the present Directors expire at the Annual Meeting of Stockholders, to be held on January 28, 1997.

The Board has fixed the number of Directors to be elected at six. Each Director will serve for one year or until his successor shall have been chosen and qualified.

It is the intention of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented in favor of the nominees listed in the following table, unless otherwise instructed in such Proxy. In case a nominee is unable or declines to serve, such persons reserve the right to vote the shares of Common Stock represented by such Proxy for another person duly nominated by the Board of Directors in such nominee's stead. The Board of Directors has no reason to believe that the named nominees will be unable or will decline to serve.

The nominees are presently serving as Directors of the Company. Certain information concerning the nominees for election is set forth below. Such information was furnished by them to the Company.

NOMINEES FOR ELECTION

                                                                       Shares of Common Stock
Name and Certain                                                       Beneficially Owned as of        Percent
Biographical Information                                               November 29, 1996(a)            of Class
------------------------                                               --------------------            --------
MARSHALL D. SOROKWASZ, 53                                                   2,333,100(b)                44.46%

Founded the Company in 1976 and has served as President, CEO, and Director since that time, Treasurer since 1992, and Chairman of the Board since November 1996. Prior thereto,
Mr. Sorokwasz held several positions with O.E.I. Business
Products of Chicago, Illinois, a manufacturer and distributor of continuous business forms. His last position at O.E.I. was East
Coast General Manager, where he had complete profit and loss responsibility over sales and manufacturing for its East Coast
Division.

RICHARD D. BLOOM, 64                                                          833,250                   15.88%

Joined the Company as Senior Vice President--Operations and a Director in 1976. Prior, thereto, Mr. Bloom spent
20 years on the production side of the computer forms industry, having served as plant manager and production manager at his two previous employers, Data Documents, Inc. of Hutchins, Texas, and Service Business Forms of Wichita, KS.

DONALD E. JETT, 52                                                            816,050                   15.55%

Has been a Director and the Secretary of the Company since 1976.
Mr. Jett is currently retired but acts as a consultant for Budget Cardio, a sales company that sells and refurbishes new and used cardiovascular exercise equipment, having served as such since May 1994. During 1993, Mr. Jett owned and operated Uniglobe Clocktower Travel, a travel agency in Coppell, Texas. From 1978 until May 1991, Mr. Jett served as a Vice
President and a Director of Origami, Inc., a business consumables wholesaler.
Prior to working at Origami, Inc., he was a regional sales manager for 11 years in a division of Scott Paper Company, with sales responsibilities for 21 states.

ROBERT E. TROISIO, 52                                                           1,000(c)                   (d)

Was appointed to serve on the Company's Board of Directors in May
1995.  Since May 1992, Mr. Troisio has served as the President and a Director of Taren Holdings, Inc., a manufacturer of swim wear and resortwear, for which he served as Executive Vice President from August
1993 to April 1994.  Since September 1994, Mr Troisio has also served as
Managing Director-Emerging Businesses of Morris Anderson & Associates, a management consulting firm. Mr. Troisio served as President of TR Clothing
Manufacturers, Inc.,a manufacturer of women's coats, from May 1993 to November 1994. From January 1990 to February 1992, Mr. Troisio acted as Vice President and Treasurer for Forstmann & Company, Inc., a manufacturer of woolen fabrics. Prior positions held by Mr. Troisio include Executive
President of Finance and Director of Reorganization for Basix  Corporation,
Assistant Treasurer for Perry H. Koplik & Sons, a paper broker, and
Director of Credit for International Paper Company, an integrated paper mill.

BOB L. MINYARD, 55                                                                500(e)                (d)

Was elected to the Board of Directors on January 2, 1996. Since 1968
Mr. Minyard has served as an executive officer and Director with Minyard
Food Stores, a regional chain of grocery stores in the Southwest.

JAY W. UNGERMAN, 59                                                               500(f)                (d)

Was also elected to the Board of Directors on January 2, 1996.
Mr. Ungerman is a principal partner in a Texas law firm specializing in civil practice.


       (a) Except as indicated in the following footnotes, each of the persons listed above has sole voting and investment power with respect to all shares shown in the table as beneficially owned by him.

       (b) These shares are voted by Mr. Sorokwasz as Trustee for the Sorokwasz Irrevocable Trust. This number does not include 5,000 shares owned by Mrs. Sorokwasz, as to which Mr. Sorokwasz disclaims any beneficial interest.

       (c) Includes 500 shares issuable upon the exercise of stock options held by Mr. Troisio. See "Employee Benefit Plans - 1995 Stock Option Plan."

       (d)    Less than 1%.

       (e) Consists of 500 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Minyard. See"Employee Benefit Plans - 1995 Stock Option Plan."

       (f) Consists of 500 shares issuable upon exercise of stock options, exercisable within 60 days, held by Mr. Ungerman. See "Employee Benefit Plans - 1995 Stock Option Plan."

During the past fiscal year the Board of Directors did not meet, but from time to time passed resolutions by unanimous written consent. Each of the persons named in the tables attended all of the meetings of the Committees of the Board on which such persons served, which were held during the time that such person served.

The Board of Directors of the Company has a Stock Option Committee, whose members are Messrs. Troisio, Ungerman and Minyard, and a Compensation Committee, whose members are Messrs. Sorokwasz, Ungerman and Troisio. The Stock Option Committee administers the Company's 1995 Stock Option Plan (the "1995 Plan") and determines the persons who are eligible to receive options thereunder, the number of shares to be subject to each option, and the other terms and conditions under which options under the 1995 Plan are granted and made exercisable.

See "Employee Benefit Plans" below. The Compensation Committee is authorized to review and approve remuneration arrangements for senior management, Directors and other employees and employee benefit plans in which officers and employees are eligible to participate. The Stock Option Committee met once and the Compensation Committee met once during the fiscal year ended August 31, 1996.

The Board of Directors has an Audit Committee, whose members are Messrs. Sorokwasz, Ungerman and Minyard. The Audit Committee is authorized to meet and discuss with representatives of the firm of certified public accountants retained by the Company, the scope of the audit of such firm and question such representatives with respect thereto, and to meet with and question employees of the Company with respect to financial matters pertaining to the Company.
The Audit Committee met once during the fiscal year ended August 31, 1996.

The Board of Directors of the Company does not have a Nominating Committee.

The only Directors of the Company who are active in the business on a day-to-day basis are Messrs. Sorokwasz and Bloom. No family relationships exist between any of the Directors and executive officers of the Company.

The Company's Certificate of Incorporation contains a provision, authorized by Delaware law, which eliminates the personal liability of a Director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a Director, except in the case where the Director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained improper personal benefit.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information concerning the cash compensation paid by the Company for services rendered during the three fiscal years ended August 31, 1996, to the executive officers of the Company whose aggregate compensation exceeds $100,000.

                         SUMMARY OF COMPENSATION TABLE

                                                                                         Long Term Compensation
                                                                                         ----------------------
                                                                                         Annual Compensation
                                                                                         -------------------
                                                                                         # of Shares           All Other
Name & Principal                                                       Other Annual      Stock                 Compensa-
Position                  Year      Salary (1)        Bonus (1)        Compensation(2)    Options (3)          tion (4)
--------                  ----      ----------       -----------       ---------------    -----------          --------
Marshall Sorokwasz         1996      $242,793           $154,337        $167,327(5)             -0-            $643
Chairman of the            1995       249,651            438,073         131,069(5)             -0-             -0-
Board, President, and      1994       166,681             -0-             51,343(5)             -0-             -0-
Chief Executive Officer

Richard Bloom              1996       178,598             40,668          36,985(5)             -0-             552
Senior Vice                1995       157,823            215,459                ---             -0-             -0-
President -                1994       176,304             -0-             29,691(5)             -0-             -0-
Operations

John Graves                1996       103,778           9,900                   ---             -0-              305
Vice President             1995        90,950             -0-                   ---          40,000              -0-
Manufacturing              1994        89,848             -0-                   ---             -0-              -0-

Jeff Boren                 1996        97,172          27,500             17,251(5)             -0-              327
Vice President             1995        93,759             -0-                   ---          40,000              -0-
Sales & Marketing          1994        51,362             -0-             12,000(5)             -0-              -0-

(1)    See "Compensation Committee Report."

(2) Unless otherwise indicated, the named executive officer did not receive perquisites and other benefits in which the aggregate amount of such compensation exceeded the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officer.

(3) Stock options were granted by the Board of Directors and ratified by the Stock Option Committee.

(4) "All Other Compensation" represents the allocation of the Company's contribution to the TST/Impreso, Inc. Employee 401(k) Plan for each executive officer based upon the distribution formula in the 1995 Plan.

(5) Consists of payments of one or more of the following: medical and life insurance premiums; annual car allowance and car payments; and non-reimbursable expense payments.

The Company, under the 1995 Plan, gives each of its non-employee Directors, on an annual basis, an automatic grant of an option to purchase 1,000 shares of Common Stock of the Company for serving on the Board of Directors of the Company.

PERFORMANCE GRAPH

The Company's Common Stock is traded on the Nasdaq National Market System under the symbol TSTI. The following performance graph compares the performance of the Company's cumulative total stockholder return on its Common Stock for the period from the Company's initial public offering on October 5, 1995, to August 31, 1996, with the cumulative total return of the Nasdaq Stock Market U.S. Index and a Peer Group index consisting of Data Documents, Inc.; Moore, Ltd.; Paris Corporation; Wallace Computer Services, Inc.; and Willamette Industries, Inc.


              [COMPARISION OF 11 MONTH CUMULATIVE TOTAL RETURN*]
                  AMONG TST/IMPRESO, INC., THE NASDAQ SOTCK
                       MARKET-US INDEX AND A PEER GROUP




--------------------------------------------------------------------------------
                         10/06/95                        08/31/96
--------------------------------------------------------------------------------
TST/IMPRESO, INC.           100                            117

PEER GROUP                  100                             97

NASDAQ STOCK MARKET-US      100                            114
--------------------------------------------------------------------------------

*  $100 INVESTED ON 10/06/95 IN STOCK OR INDEX-
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING AUGUST 31.

EMPLOYEE BENEFIT PLANS

401(K) PLAN. The Company maintained a 401(k) Plan for its employees. The 401(k) Plan provisions became effective January 1, 1996. This Plan is qualified under the Internal Revenue Code of 1986, as amended (the "Code"). An employee becomes eligible to participate in the 1995 Plan on the January 1 or July 1 nearest the date on which the employee completed one year of service constituting at least 1,000 hours of service. The 1995 Plan was funded by a 10% matching contribution by the Company of up to 5% of the employee's gross contribution . An employee could contribute up to 15% of his or her annual gross compensation or $9,500, the maximum contribution allowed by the Code for 1996.

1995 STOCK OPTION PLAN. On October 3, 1995, the Board of Directors adopted and the stockholders of the Company approved the Company's 1995 Stock Option Plan . The 1995 Plan has reserved 400,000 shares of Common Stock for the granting of options to key employees of the Company, including officers, non-employee Directors, and consultants. The 1995 Plan became effective October 5, 1995, and will terminate October 4, 2005. The 1995 Plan provides for the grant of incentive stock options, which may be exercised over a period of ten years, and the fixed annual grant of non-qualified stock options for 1,000 shares of Common Stock of the Company to non-employee Directors. The options granted to outside Directors are exercisable over ten years from date of grant. In no event can the option price be lower than the fair market value of the Common Stock at the date of grant. The Stock Option Committee is made up of outside Directors who administer the 1995 Plan. As of August 31, 1996, options to purchase 292,200 shares were outstanding and 107,800 options were available for grant.

The following table shows as to Executive Officers of the Company, information about options granted in the last fiscal year. The Company did not grant any stock appreciation rights, restricted stock or performance shares.

                      OPTIONS GRANTED IN LAST FISCAL YEAR


                                                                             POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                             ANNUAL RATES OF STOCK PRICE APPRECIATION
                                                INDIVIDUAL GRANTS            FOR OPTION TERM
-----------------------------------------------------------------------------------------------------------------------
 Name                 Number  of      % of  Total     Exercise or   Expiration          5%             10%
                      Securities      Options         Base Price    Date (2)
                      Underlying      Granted to      ($/SH)
                      Options         Employees in
                      Granted (#)     Fiscal Year (1)
=======================================================================================================================
 JOHN GRAVES            40,000            13.7           $6.00      10/04/2005     $150,934.00    $382,498.00
  (3)
-----------------------------------------------------------------------------------------------------------------------
 JEFFREY BOREN          40,000            13.7           $6.00      10/04/2005     $150,934.00    $382,498.00
 (3)
-----------------------------------------------------------------------------------------------------------------------
 SUSAN ATKINS           15,000             5.1           $6.00      10/04/2005     $56,600.00     $143,436.00
 (3)
-----------------------------------------------------------------------------------------------------------------------


(1) Options to purchase an aggregate of 295,800 shares of Common Stock were granted to employees and others, of which 3,600 were forfeited, during the fiscal year ended August 31, 1996.

(2) Options granted have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(3) Options became exercisable with respect to 25% of the shares on April 4, 1996, and the balance becomes exercisable in equal yearly installments over the three year period thereafter.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                  NUMBER OF  UNEXERCISED             VALUE OF  UNEXERCISED IN-THE-MONEY
                                                  OPTIONS AT AUGUST 31, 1996         OPTIONS AT AUGUST 31, 1996 (1)
                                                            (SHARES)
------------------------------------------------------------------------------------------------------------------------
 NAME            SHARES          VALUE REALIZED   EXERCISABLE     UNEXERCISABLE  EXERCISABLE     UNEXERCISABLE
                 ACQUIRED ON
                 EXERCISE
========================================================================================================================
 JOHN GRAVES               -0-             -0-       10,000.00       30,000.00     $10,000.00         $30,000.00
------------------------------------------------------------------------------------------------------------------------
 JEFFREY BOREN             -0-             -0-       10,000.00       30,000.00     $10,000.00         $30,000.00
------------------------------------------------------------------------------------------------------------------------
 SUSAN ATKINS              -0-             -0-        3,750.00       11,250.00       $3,750.00        $11,250.00
------------------------------------------------------------------------------------------------------------------------


(1) Computed based upon the difference between aggregate fair market value as of August 30, 1996 and aggregate exercise price.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is composed of Marshall D. Sorokwasz, Robert F. Troisio and Jay W. Ungerman. The Compensation Committee's informal executive compensation philosophy considers a number of factors, including competitive compensation by like-sized companies in similar businesses and linking executive compensation to achievement of performance goals. The Committee has access to national compensation surveys and public compensation information for executives in manufacturing companies both larger and smaller than the Company, including direct competitors of the Company. All of these sources are used by the Committee in reviewing compensation. In August 1996 the Committee reviewed total compensation of the executive officers listed in this Proxy Statement. The Committee determined, with Mr. Sorokwasz not participating in those discussions involving himself, that bonuses granted by the Company in fiscal 1995, as determined by Marshall D. Sorokwasz, and paid in fiscal 1996, to Messrs. Bloom, Graves, and Boren, and Ms. Atkins in the respective amounts of $40,668, $9,900, $27,500, and $2,000, be ratified. The Committee also ratified the salary increases given to Messrs. Bloom, Graves, and Boren, and Ms. Atkins in fiscal 1996, of $30,000, $5,000, $10,000, $10,000 per annum, respectively.

For fiscal 1996, the Committee reviewed year-end bonuses for Messrs. Bloom, Graves, Boren, and Ms. Atkins based on the profitability and financial position of the Company, and it decided to grant bonuses in the amounts of $43,000, $15,000, $15,000, $15,000, respectively, to them. The Committee determined the fiscal 1996 bonuses based on the increase in sales volume and sales dollars realized by the Company. Such bonuses will be distributed at the discretion of management in fiscal 1997. The Compensation Committee resolved to maintain the accrual in the bonus account at a rate of approximately $20,000 per month through the 1997 fiscal year.

In recognition of the Company's superior financial results and stock performance relative to competitive companies and to the Nasdaq Stock Market U.S. Index, as well as comparable compensation to chief executive officers of competitive companies, the Committee determined that Mr. Sorokwasz would receive a bonus of $86,000 for fiscal 1996, to be paid in fiscal 1997.

The Compensation Committee feels that the Company's compensation adequately reflects its philosophy and policies and that none of the executive officers of the Company is overcompensated.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of Common Stock, (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), who, to the knowledge of the Company, owned beneficially more than 5% of any class of the outstanding voting securities of the Company on November 29, 1996, each Director of the Company who owned beneficially shares of Common Stock, and all Directors and executive officers of the Company, as a group, and their respective share holdings as of such date.

                                   Shares of Common Stock Beneficially               Percent
Name and Address                   Owned as of November 29, 1996(a)                  of Class
----------------                   --------------------------------                  --------
Marshall D. Sorokwasz                        2,333,100(b)                              44.46%
118 Cottonwood
Coppell, TX  75019

Richard D. Bloom                               833,250                                 15.88%
3100 Hillside
Highland Village, TX  75067

Donald E. Jett                                 816,050                                 15.55%
100 Cottonwood
Coppell, TX  75019

Robert F. Troisio                                1,000(c)                                 (d)
325 W. 52nd St. #2C
New York, NY  10019

Bob L. Minyard                                     500(e)                                 (d)
P.O. Box 518
Coppell,  TX  75019

Jay W. Ungerman                                    500(f)                                 (d)
800 Chateau Plaza
2515 McKinney Ave.
Dallas, TX  75201

Jeffery W. Boren                            10,000(g)                      (d)
10115 Andre Dr.
Irving, TX  75063

John L. Graves                              10,000(h)                      (d)
1810 Chisolm Trail
Lewisville, TX  75067

Susan M. Atkins                              3,750(i)                      (d)
1430 Hampton Rd.
Grapevine, TX  76051

All Directors and Executive              4,008,150(j)                    76.01%
Officers as a Group (nine persons)

       (a) Except as indicated in the following footnotes, each of the persons listed above has sole voting and investment power with respect to all shares shown in the table as beneficially owned by them, subject to community property laws where applicable.

       (b) These shares are voted by Mr. Sorokwasz as Trustee for the Sorokwasz Irrevocable Trust. This number does not include 5,000 shares owned by Mrs. Sorokwasz, as to which Mr. Sorokwasz disclaims any beneficial interest.

       (c) Includes 500 shares issuable upon the exercise of stock options, held by Mr. Troisio. See "Employee Benefit Plans - 1995 Stock Option Plan."

       (d)    Less than 1%.

       (e) Consists of 500 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Minyard. See "Employee Benefit Plans - 1995 Stock Option Plan."

       (f) Consists of 500 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Ungerman. See "Employee Benefit Plans - 1995 Stock Option Plan."

       (g) Consists of 10,000 shares issuable upon the exercise of stock options held by Mr. Boren.

       (h) Consists of 10,000 shares issuable upon the exercise of stock options held by Mr. Graves.

       (i) Consists of 3,750 shares issuable upon the exercise of stock options held by Ms. Atkins.

       (j) Includes 25,250 shares issuable upon the exercise of stock options, exercisable within 60 days.


There has been no significant change in stock ownership or control since November 29, 1996.

CERTAIN TRANSACTIONS

The Company did not have any material transactions with affiliated entities during the fiscal year ended August 31, 1996.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file certain reports concerning their beneficial ownership of the Company's equity securities. The Company believes that during fiscal 1996, all reporting persons complied with their Section 16(a) Form 4 filing obligations, except that Form 4 reports filed on behalf of Marshall D. Sorokwasz and Robert O. Troisio for November 1995 were filed after the due date. Those reports reflect a purchase by Mr. Sorokwasz's wife of 5,000 shares, as to which Mr. Sorokwasz disclaims any beneficial interest, and the purchase by Mr. Troisio of 500 shares at the IPO.

The Forms 3 filed on behalf of Susan M. Atkins, Jay W. Ungerman, and Bob L. Minyard for January 1996 and February 1996 were filed after their respective due dates. Those reports due in January 1996, for Ms. Atkins, reflect the grant of an option to purchase 15,000 shares of the Company's Common Stock through the 1995 Plan, and due in February 1996, for Mr. Ungerman and Mr. Minyard reflect the automatic grant of options to purchase 1,000 shares of the Company's Common Stock, granted to each of them as Directors under the 1995 Plan.

ITEM NO. 2

              RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

In September 1996, the Board of Directors of the Company selected Arthur Andersen LLP to serve as independent auditors for the Company for the fiscal year ending August 31, 1997. The Board of Directors considers Arthur Andersen LLP to be eminently qualified.

A representative of Arthur Andersen LLP will be present at the Meeting, with an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting, in order to ascertain views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

The Board of Directors recommends that you vote FOR ratification of the selection of Arthur Andersen LLP to examine the financial statements of the Company for the fiscal year ending August 31, 1997.

                                 OTHER MATTERS

The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                                 MISCELLANEOUS

If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted FOR the nominees proposed by the Board of Directors and FOR the ratification of the Board of Directors' selection of Arthur Anderson LLP as independent auditors for the Company.

All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors, and regular employees of the Company, personally, by mail, by telephone or by fax, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting materials to their principals.

It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their vote can be recorded.

ANNUAL REPORT ON FORM 10-K

A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules for the fiscal year ended August 31, 1996, which was filed with the Securities and Exchange Commission, has been sent without charge to stockholders to whom this Proxy Statement is mailed.

STOCKHOLDERS PROPOSALS

Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received by the Company by September 30, 1997, in order to be considered for inclusion in the Company's Proxy Statement relating to such meeting.


December 13, 1996                          By Order of the Board of Directors,


                                           Donald E. Jett
                                           Secretary

                              TST/IMPRESO, INC.
                      PROXY ANNUAL MEETING OF STOCKHOLDERS
                                January 28, 1997

                                  COMMON STOCK

The undersigned, a stockholder of TST/Impreso, Inc. does hereby appoint Marshall Sorokwasz and Richard Bloom, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held on Tuesday, January 28, 1997, at 4:00 p.m., local time, or at any adjournments thereof, upon such matters as may properly come before the meeting.

This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse, on each of the following matters in accordance with their judgment, and on any other matters which may properly come before the meeting.


     X        Please mark your votes as in this example.
  -------
(Continued and to be signed on reverse side)

1)     Election of Directors
       For all nominees listed              -------------
       (except as marked to the contrary)

       Withhold Authority to vote for all the nominees listed at right.
                                                                       --------


       Nominees:     Marshall D. Sorokwasz
                     Richard D. Bloom
                     Donald E. Jett
                     Robert F. Troisio
                     Bob L. Minyard
                     Jay W. Ungerman

 (Instruction: to withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

                           ----------------------

The Board of Directors favors a vote "for" each item.

       2) Ratification of Appointment of Arthur Andersen, LLP as the Company's independent auditors for Fiscal 1997.

              For           Against               Abstain
                  -----             ------                -------

       The shares represented by this Proxy will be voted as directed. If no direction is indicated as to either Items 1 or 2, the shares will be voted in favor of the Item(s) for which no direction is indicated.

       PLEASE MARK, DATE, AND RETURN THIS PROXY CARD PROMPTLY   USING THE
ENCLOSED ENVELOPE.

                                           DATED                   199
                                                ------------------     ----
                                                                     (L.S.)
                                           --------------------------
                                                                     (L.S.)
                                           --------------------------
                                           Stockholder(s) Sign Here


       IMPORTANT: BEFORE RETURNING THIS PROXY, PLEASE SIGN YOUR NAME OR NAMES ON THE LINE(S) ABOVE EXACTLY AS SHOWN THEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS OR CORPORATE OFFICERS SHOULD INDICATE THEIR FULL TITLES WHEN SIGNING. WHERE SHARES ARE REGISTERED IN THE NAME OF JOINT TENANTS OR TRUSTEES, EACH JOINT TENANT OR TRUSTEE SHOULD SIGN.